UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2023

DARÉ BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260

San Diego, CA 92122

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Royalty Interest Financing Agreement

On December 21, 2023 (the “Effective Date”), Daré Bioscience, Inc. (the “Company”) entered into a Royalty Interest Financing Agreement (the “Agreement”) with United in Endeavour, LLC (“United”), pursuant to which the Company sold to United the right to receive certain royalty payments from the Company for a purchase price of up to $12 million. The Company received $5 million from United on the Effective Date (the “Initial Investment Amount”) and between January 1, 2024 and December 31, 2026, the Company may, in its sole discretion, elect to receive three additional payments from United of up to an aggregate of $7 million (each a “Supplemental Discretionary Investment Amount,” and collectively the “Total Supplemental Discretionary Investment Amount”).

Under the Agreement, the Company has agreed to make payments to United, until such time when United has received aggregate payments equaling a 12% internal rate of return (the “IRR”) on the Initial Investment Amount and the Total Supplemental Discretionary Investment Amount, if any (the “Hard Cap”). Until such time as the IRR has been achieved, the Company has agreed to make payments to United equal to (i) from the Effective Date through December 31, 2025, 50% of the amount of royalty payments remaining after all amounts that are due and payable and actually paid by the Company to any licensor or sublicensee on the royalty payments generated and received by the Company on net sales of XACIATO™ by Organon have been deducted (the “Net Royalty Payments”), (ii) from January 1, 2026 through December 31, 2029, 75% of the Net Royalty Payments, and (iii) from the Effective Date through December 31, 2029, 10% of the amount of milestone payments remaining after all amounts that are due and payable and actually paid by the Company to any licensor or sublicensee on the milestone payments generated and received by the Company on net sales of XACIATO by Organon have been deducted. After December 31, 2029, the Company will be required to make certain additional payments to United to the extent United has not received payments equaling the Hard Cap by December 31, 2029, December 31, 2033, and December 31, 2034, respectively. In addition, if United has not received payments equaling the Hard Cap by December 31, 2035 and the Company has other sources of assets or income besides XACIATO sufficient to complete such payments, the Company has agreed to pay United quarterly payments evenly divided over a two-year term, such that United will have obtained the IRR, taking into account all other payments received by United from the Company under the Agreement. United’s right to receive payments will terminate when United has received the Hard Cap.

The Company shall have the right, but not the obligation, at any time (the “Call Option”), to repurchase all of the Purchased Interest from United at a repurchase price equal to the Hard Cap, calculated as of the date of the exercise of the Call Option.

The Agreement contains representations and warranties, covenants, indemnification obligations, and other provisions customary for transactions of this nature and will terminate on the date that is the earlier of (i) the date upon which the payment of the purchased interest in respect of XACIATO is made in full to United, and (ii) the payment to United of an aggregate amount equal to the Hard Cap.

Warrants

In connection with the Agreement, the Company issued to United a warrant (the “Initial Warrant”) to purchase up to 5,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). In addition, for every $1,000,000 of Supplemental Investment Amount, the Company has agreed to issue 1,000,000 additional warrants to purchase 1,000,000 shares of Common Stock, for an aggregate of up to 7,000,000 warrants to purchase 7,000,000 shares of Common Stock (collectively the “Additional Warrants,” and together with the Initial Warrant, the “Warrants”).

The Warrants are exercisable, in full or in part, at any time prior to the fifth (5th) anniversary of their issuance date at an exercise price of $0.3467 per share, subject to customary anti-dilution adjustments in the event of certain future stock dividend, stock split, stock combination, recapitalization or other similar transaction of the Company as set forth in the Warrants. The Warrants may be exercised for cash in an amount equal to the aggregate exercise price, or if at the time of exercise there is no effective registration statement registering for resale the shares underlying the Warrants, then in lieu of paying the aggregate exercise price, the holders of the Warrants may elect a cashless exercise in accordance with the terms of the Warrants. Prior to the issuance of shares of Common Stock upon exercise of the Warrants, the Warrant holders are not entitled to vote or be deemed the holder of shares of Common Stock, provided that Warrant holders are entitled to receive, simultaneously with holders of the Common Stock, dividends and other distributions made to such holders of Common Stock.

The foregoing summary of the Agreement and Form of Warrant does not purport to be complete and is qualified in its entirety by reference to the Agreement and the Form of Warrant, which the Company intends to file with its Annual Report on Form 10-K for the year ending December 31, 2023, with certain private or confidential provisions or terms redacted.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Agreement is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K above is incorporated herein by reference. The Company issued the Warrants and offered the shares of Common Stock underlying the Warrants in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.

On December 26, 2023, the Company issued a press release announcing the Company’s entry into the Agreement. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued on December 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.

Dated: December 26, 2023	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer